UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	February 26, 2007

JAMES RIVER COAL COMPANY
(Exact Name of Registrant as Specified in Charter)

Virginia	000-51129	54-1602012
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

901 E. Byrd Street, Suite 1600, Richmond, Virginia	23219
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(804) 780-3000

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

New Credit Facilities

On February 26, 2007, James River Coal Company (the “Company”) entered into two new credit agreements: (1) a $100,000,000 Term Credit Agreement by and among the Company, certain of its subsidiaries, the Lenders thereto, Morgan Stanley Senior Funding, Inc., as Administrative Agent, Sole Bookrunner and Lead Arranger, and Morgan Stanley & Co. Incorporated, as Collateral Agent (the “Term Credit Agreement”); and (2) a $35,000,000 Revolving Credit Agreement by and among the Company, certain of its subsidiaries, the Lenders thereto, and General Electric Capital Corporation, as Co-Lead Arranger, Administrative Agent and Collateral Agent, with Morgan Stanley Senior Funding, Inc., having acted as Co-Lead Arranger (the “Revolving Credit Agreement” and, together with the Term Credit Agreement, the “New Credit Agreements”). The Company intends to utilize the funds available pursuant to the New Credit Agreements to (i) refinance certain existing secured indebtedness and replace existing letters of credit, (ii) pay fees and expenses associated with the New Credit Agreements, and (iii) provide for working capital and other general corporate purposes.

The material terms of the New Credit Agreements are described below.

The Term Credit Agreement provides for:

•	$40,000,000 in a Term Loan B Facility, and

•	$60,000,000 in a Term Letter of Credit Facility (collectively, the “Term Loan Facilities”).

The Revolving Credit Agreement provides for a revolving line of credit up to $35,000,000, including a $10,000,000 letter of credit subfacility (the “Revolver”, and, together with the Term Loan Facilities, the “New Credit Facilities”). The amount of Revolver loans that may be borrowed at any time is limited to an amount equal to the lesser of (i) $35,000,000 and (ii) the amount of the borrowing base (defined in the Revolving Credit Agreement), in each case less reserves.

The New Credit Facilities rank pari passu in right of payment.

The Term Loan Facilities will mature on February 26, 2013. The Term Loan B Facility will amortize quarterly in annual amounts of 1.0% of the original amount, with the final installment payable on the maturity date. The Term Letter of Credit Facility will not amortize, and will be payable in full on the maturity date. The Revolver will mature on February 26, 2012.

The proceeds of any future sale of the assets or stock of the Company’s Bell County Coal Corporation subsidiary will be shared between the Company and the Term Loan B lenders. The first $12 million of any such proceeds will be retained by the Company. Any amounts in excess of $12 million will be required to be paid to the lenders for prepayment of the Term Loan B Loans at par, without any prepayment premium. The lenders holding the Term Loan B Loans  have the right to accept or reject their portion of such prepayment.

Loans under the Revolver will bear interest, at the Company’s option, at either (a) the Base Rate (the higher of (1) the Federal Funds Rate plus one half of one percent, and (2) the Prime Rate) plus 1.00% per annum or (b) the LIBOR Rate plus 2.00% per annum.

The Company will pay a letter of credit fee under the Revolver payable monthly at a rate per annum equal to 2.00% times the amount of all outstanding Revolver Letters of Credit.

Loans under the Term Loan B Facility will bear interest payable monthly, at the Company’s option, at either (a) the Base Rate plus 3.00% per annum or (b) at the LIBOR Rate plus 4.00% per annum.

The Company will pay a commitment fee under the Term Credit Agreement payable monthly at a rate per annum equal to 4.00% times the maximum amount of the Term Letter of Credit Facility.  If the letters of credit issued under the Term Letter of Credit Facility are drawn upon, such drawn amounts will bear interest payable monthly, at the Company’s option, at either (a) the Base Rate plus 3.00% per annum or (b) at the LIBOR Rate plus 4.00% per annum.

After an event of default, all obligations will bear interest (and letter of credit fees will accrue) at the otherwise applicable rate plus 2.00% per annum.

The Company will pay a specified fee on undrawn amounts under the Revolver, and voluntary prepayments of the Term Loan B Loans on or before the second anniversary of the Term Loan Facilities will be subject to specified prepayment premiums.

The New Credit Facilities contain such financial, affirmative and negative covenants by the Company and its subsidiaries as are usual and customary for financings of this kind, including, without limitation, the following financial covenants:

•	Minimum Consolidated EBITDA. The Consolidated EBITDA (as defined in the New Credit Agreements) of the Company and its subsidiaries:

(a)    for the six (6) month period ending as of June 30, 2007, may not be less than $22.2 million,

(b)    for the nine (9) month period ending as of September 30, 2007, may not be less than $34.5 million, and

(c)    for the twelve (12)-month period ending on any date set forth in the table below, may not be less than the amount set forth opposite such date:

Measurement Period Ending	Consolidated EBITDA
December 31, 2007	$43.9 Million
March 31, 2008	$50.0 Million
June 30, 2008	$56.0 Million
September 30, 2008	$62.4 Million
December 31, 2008	$68.7 Million
March 31, 2009	$70.2 Million
June 30, 2009	$71.7 Million
September 30, 2009	$73.2 Million
December 31, 2009	$74.5 Million
March 31, 2010	$74.5 Million
June 30, 2010	$73.7 Million
September 30, 2010	$72.2 Million
December 31, 2010	$74.5 Million

•	Leverage Ratio. The Leverage Ratio of the Company and its subsidiaries as of any date set forth in the table below may not be greater than the amount set forth opposite such date:

Measurement Period Ending	Leverage Ratio
June 30, 2007	2.3x
September 30, 2007	2.2x
December 31, 2007	2.3x
March 31, 2008	2.1x
June 30, 2008	1.9x
September 30, 2008	1.8x
December 31, 2008	1.7x
March 31, 2009	1.6x
June 30, 2009	1.6x
September 30, 2009	1.6x
December 31, 2009	1.5x
March 31, 2010	1.5x
June 30, 2010	1.5x
September 30, 2010	1.6x
December 31, 2010	1.5x

“Leverage Ratio” is defined in the New Credit Agreements and includes as indebtedness in such calculation only the Company’s obligations under the New Credit Agreements.

•
Capital Expenditures. The Company and its subsidiaries may not make or agree to make any Capital Expenditure (as defined in the New Credit Agreements) that would cause the aggregate amount of all such Capital Expenditures to exceed (a) $56.1 Million in 2007, (b) $70.4 Million in 2008 and (c) $66.0 Million in any fiscal year thereafter; provided, however, to the extent that actual Capital Expenditures for any fiscal year are less than the maximum amount set forth above for such fiscal year, such unused amount may be carried forward and used only in the next fiscal year (where it shall be deemed to be spent last).

The New Credit Facilities include such events of default (and, as appropriate, grace periods) and representations and warranties as are usual and customary for financings of this kind.

The Company has paid a customary closing fee upon the closing of the New Credit Facilities and will also pay other fees customary for transactions of this type.

The Company today issued a press release, attached as Exhibit 99.1 hereto, regarding the New Credit Agreements.

Expiration of Bell County Asset Sale Agreement

The information in the press release attached as Exhibit 99.1 hereto regarding the expiration of the Company’s agreement to sell the assets of its Bell County Coal Corporation subsidiary is hereby incorporated into this Item 1.01.

FORWARD-LOOKING STATEMENTS: Certain statements in this Form 8-K are “forward-looking statements” within the meaning of the federal securities laws. Statements regarding future events and developments and the future performance of the Company, as well as management’s expectations, beliefs, plans, estimates or projections relating to the future, are forward-looking statements within the meaning of these laws. These forward-looking statements are subject to a number of risks and uncertainties. These risks and uncertainties include, but are not limited to, the following: the Company’s ability to comply with the terms of the New Credit Agreements; and other risks detailed in the Company’s filings with the SEC, including those discussed in the Company’s quarterly report filed with the SEC on Form 10-Q for the quarter ended September 30, 2006. The Company’s management believes that these forward-looking statements are reasonable; however, you should not place undue reliance on such statements. These statements are based on current expectations and speak only as of the date of such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of future events, new information or otherwise.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit No.	Description
99.1	Press release dated February 27, 2007 regarding new credit agreements and updating Bell County transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMES RIVER COAL COMPANY (Registrant) By: /s/ Samuel M. Hopkins II Samuel M. Hopkins II Vice President and Chief Accounting Officer

Date: February 27, 2007